TIDAL TRUST III 485BPOS

 Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 122 and Amendment No. 125, to the Registration Statement on Form N-1A of 2x Daily Software Platform ETF, a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 27, 2025